UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2009
(Exact name of registrant as specified in charter)
001-11302
(Commission File Number)

OHIO (State or other jurisdiction of incorporation)	34-6542451 (I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-6300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
SIGNATURE

Item 3.02.      Unregistered Sales of Equity Securities.
     On May 11, and 13, 2009, KeyCorp entered into agreements with certain institutional shareholders (each, an “Institutional Shareholder”) pursuant to which KeyCorp and each of the Institutional Shareholders agreed to exchange KeyCorp’s 7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A (the “Series A Preferred Stock”) held by the Institutional Shareholders for KeyCorp’s common stock, par value $1.00 (“Common Shares”). In the aggregate, KeyCorp exchanged 1,139,700 shares of the Series A Preferred Stock for 13,670,326 KeyCorp Common Shares or approximately 2.64% of KeyCorp’s outstanding Common Shares as of May 12, 2009. The exchange transactions will settle on or before May 18, 2009. The Common Shares of KeyCorp are being issued in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by the issuer and an existing security holder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange. KeyCorp will utilize Common Shares from treasury to complete the transactions.
**********

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)

Date: May 14, 2009	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Vice President and Deputy General Counsel

3